                                                                     EXHIBIT 11
                                                                    PAGE 1 OF 3

                               THOMAS GROUP, INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                              THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                   JUNE 30,                    JUNE 30,
                                                           ------------------------    ------------------------
                                                              1997         1996          1997           1996
                                                           ----------    ----------    ----------    ----------
PRIMARY EPS
Weighted Average Shares Outstanding ...................     6,080,673     5,931,101     6,080,748     5,983,124
Weighted Average Options Outstanding (Table I) ........       222,440       448,682       195,769       397,256
Weighted Average Warrants Outstanding (Table II) ......            --        16,575            --           896
                                                           ----------    ----------    ----------    ----------
Weighted Average Shares and Share Equivalents
    Outstanding .......................................     6,303,113     6,396,358     6,276,517     6,381,276
                                                           ==========    ==========    ==========    ==========

Net Income ............................................    $1,597,000    $2,172,000    $2,209,000    $3,787,000
                                                           ==========    ==========    ==========    ==========

Earnings Per Common and Common Equivalent Share .......    $     0.25    $     0.34    $     0.35    $     0.59
                                                           ==========    ==========    ==========    ==========


FULLY-DILUTED EPS
Weighted Average Shares Outstanding ...................     6,080,673     5,931,101     6,080,748     5,983,124
Weighted Average Options Outstanding (Table I) ........       225,750       499,014       213,792       499,689
Weighted Average Warrants Outstanding (Table II) ......            --        30,226            --        30,226
                                                           ----------    ----------    ----------    ----------
Weighted Average Shares and Share Equivalents
    Outstanding .......................................     6,308,551     6,460,341     6,296,668     6,513,039
                                                           ==========    ==========    ==========    ==========

Net Income ............................................    $1,597,000    $2,172,000    $2,209,000    $3,787,000
                                                           ==========    ==========    ==========    ==========

Earnings Per Common and Common Equivalent Share .......    $     0.25    $     0.34    $     0.35    $     0.58
                                                           ==========    ==========    ==========    ==========

                                                                     EXHIBIT 11
                                                                    PAGE 2 OF 3

                               THOMAS GROUP, INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                 TABLE I - WEIGHTED AVERAGE OPTIONS OUTSTANDING


                                                                         THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                              JUNE 30,                        JUNE 30,
                                                                    ----------------------------    ----------------------------
                                                                        1997            1996            1997            1996
                                                                    ------------    ------------    ------------    ------------
PRIMARY EPS
Weighted Average Options Outstanding ............................      1,438,575       1,296,405       1,411,918       1,283,951
Anti-Dilution Adjustment ........................................             --              --              --         (56,078)
                                                                    ------------    ------------    ------------    ------------
Adjusted Shares Outstanding .....................................      1,438,575       1,296,405       1,411,918       1,227,873
Average Exercise Price ..........................................   $      9.580    $      9.370    $      9.642    $      8.981
                                                                    ------------    ------------    ------------    ------------

Exercise Proceeds ...............................................   $ 13,783,144    $ 12,151,936    $ 13,613,502    $ 11,027,004
                                                                    ============    ============    ============    ============

Average FMV Per Share During Period .............................   $      9.512    $     16.735    $      9.332    $     15.228
Shares Repurchased (limited to 20% of shares
    outstanding) ................................................     (1,216,135)       (726,122)     (1,216,149)       (742,132)
Shares Repurchased Assuming Utilization of Tax Benefit
    on Exercise of Non-Qualified Options (1) ....................             --        (121,601)             --        (106,486)
                                                                    ------------    ------------    ------------    ------------
Total Shares Repurchased ........................................     (1,216,135)       (847,723)     (1,216,149)       (830,618)
                                                                    ------------    ------------    ------------    ------------
Incremental Shares from Options .................................        222,440         448,682         195,769         397,256
                                                                    ============    ============    ============    ============


FULLY-DILUTED EPS
Weighted Average Options Outstanding ............................      1,438,575       1,296,405       1,411,918       1,283,951
Anti-Dilution Adjustment ........................................             --              --              --            (348)
                                                                    ------------    ------------    ------------    ------------
Adjusted Shares Outstanding .....................................      1,438,575       1,296,405       1,411,918       1,283,604
Average Exercise Price ..........................................   $      9.580    $      9.370    $      9.642    $      9.268
                                                                    ------------    ------------    ------------    ------------

Exercise Proceeds ...............................................   $ 13,783,144    $ 12,151,936    $ 13,613,502    $ 11,892,209
                                                                    ============    ============    ============    ============

FMV Per Share End of Period .....................................   $     11.750    $     18.313    $     11.750    $     18.313
Shares Repurchased (limited to 20% of shares
     outstanding) ...............................................     (1,173,021)       (660,956)     (1,159,490)       (646,798)
Shares Repurchased Assuming Utilization of Tax Benefit
    on Exercise of Non-Qualified Options (1) ....................        (39,804)       (136,435)        (38,636)       (137,117)
                                                                    ------------    ------------    ------------    ------------
Total Shares Repurchased ........................................     (1,212,825)       (797,391)     (1,198,126)       (783,915)
                                                                    ------------    ------------    ------------    ------------
Incremental Shares from Options .................................        225,750         499,014         213,792         499,689
                                                                    ============    ============    ============    ============



(1) Non-qualified options generate a tax deduction for the Company in the amount of the employee's taxable gain, if any, on exercise. The savings in taxes payable are also assumed to be used to purchase outstanding shares of common stock.

                                                                     EXHIBIT 11
                                                                    PAGE 3 OF 3


                               THOMAS GROUP, INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                TABLE II - WEIGHTED AVERAGE WARRANTS OUTSTANDING

                                                       THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                             JUNE 30,                            JUNE 30,
                                                 --------------------------------    --------------------------------
                                                      1997              1996              1997              1996
                                                 --------------    --------------    --------------    --------------
PRIMARY EPS
Weighted Average Warrants Outstanding .......           225,000           175,000           200,000           175,000
Exercise Price ..............................    $        14.28    $        15.15    $        14.66    $        15.15
                                                 --------------    --------------    --------------    --------------
Exercise Proceeds ...........................    $    3,213,750    $    2,651,250    $    2,932,500    $    2,651,250
                                                 ==============    ==============    ==============    ==============

Average FMV Per Share During Period .........    $        9.512    $       16.735    $        9.332    $       15.228
Shares Repurchased ..........................                --           158,425                --           174,104
                                                 --------------    --------------    --------------    --------------
Incremental Shares from Warrants ............                --            16,575                --               896
                                                 ==============    ==============    ==============    ==============


FULLY-DILUTED EPS
Weighted Average Warrants Outstanding .......           225,000           175,000           200,000           175,000
Exercise Price ..............................    $        14.28    $        15.15    $        14.66    $        15.15
                                                 --------------    --------------    --------------    --------------
Exercise Proceeds ...........................    $    3,213,750    $    2,651,250    $    2,932,500    $    2,651,250
                                                 ==============    ==============    ==============    ==============

FMV Per Share End of Period .................    $       11.750    $       18.313    $       11.750    $       18.313
Shares Repurchased ..........................                --           144,774                --           144,774
                                                 --------------    --------------    --------------    --------------
Incremental Shares from Warrants ............                --            30,226                --            30,226
                                                 ==============    ==============    ==============    ==============